Exhibit 99.1

Nutranomics Develops New Enhanced Brain Function Product Line and Finalizes Purchase Order

DRAPER, Utah, Oct. 3, 2013 -- Nutranomics, Inc. (OTCBB: NNRX) (OTCQB: NNRX) ("Nutranomics" or the "Company") is pleased to announce that Health Supplement Wholesalers LLC, an established leading USA based online dietary supplement sales companies, has placed an initial purchase order for a new line of nootropic products developed by Nutranomics.

Nootropic products are believed to enhance brain function, increase mental focus, and may delay and/or reverse the onset of Alzheimer's and dementia symptoms.  Nutranomics has developed a new product line in this category for college students to increase mental clarity and improve memory function.  Health Supplement Wholesalers LLC intends to sell the new Nutranomics product line via their website.  Nutranomics sees this as an initial purchase order that will pave the way for potential increased sales through Health Supplement Wholesalers.

"We see our relationship with HSW as a win/win partnership that benefits both companies.  HSW has the established electronic distribution and we have a virtually unlimited number of new and exciting products that we can develop for them," commented Dr. Tracy Gibbs, CEO of Nutranomics.  "I believe that if the new product line launch is successful, this relationship will grow to be very beneficial and profitable for both companies and could pave the way for additional new product development and Nutranomics sales through Health Supplement Wholesalers."

About Nutranomics

Nutranomics is a publicly traded company engaged in research and development of nutritional food products.  In 1997, Nutranomics produced and branded its own product line, and began to sell to the retail outlets and to the public.  Nutranomics has also produced formulas for hundreds of other companies.  Nutranomics' mission is to increase human health and longevity through education and self-awareness.  The Company has sales representatives throughout North America and Asia.

For further information regarding Nutranomics Inc., please contact our investor relations representatives at ir@nutranomics.com or call toll-free (888) 616-3999.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements." Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the amount of nootropic product sold to Health Supplement Wholesalers, the number of future products which may be developed, and the initial purchase order paving the way for increased sales through Health Supplement Wholesalers.  Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products and operating as a development stage company, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.  These statements have not been evaluated by the Food and Drug Administration. These products are not intended to diagnose, treat, cure or prevent any disease.